THE ANDREW CORPORATION

                                STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS




                    As approved by the Board of Directors of
                   Andrew Corporation on December 18, 1987 and
                     submitted to the Stockholders of Andrew
                        Corporation on February 4, 1988.

                        As later amended and approved by
                     the Stockholders of Andrew Corporation
                   on February 5, 1992 and February 11, 1997.
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                               ANDREW CORPORATION
                                STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


1. Name and Identity of the Plan. This instrument and the plan set forth herein shall be known as the Andrew Corporation Stock Option Plan for Non-Employee Directors (hereinafter called the "Plan").

2. Definitions. As used herein, the following terms shall have the meanings indicated below, unless the context shall give a clear meaning to the contrary:

        (a)    "Company" shall mean Andrew Corporation, a Delaware corporation.

        (b)    "Board" shall mean the Board of Directors of the Company.

        (c)    "Stockholders" shall mean the stockholders of the Company.

        (d) "Eligible Director" shall mean a member of the Board who is not, and has not been at any time within the preceding three years, an officer or employee of the Company or any of its subsidiaries or affiliates.

        (e) "Administrator" shall mean the Chief Financial Officer of the Company, or such other officer as may be designated by the Board.

        (f) "Common Stock" shall mean the common stock, $.01 par value, of the Company.

        (g) "Market Value" shall mean the average of the high and low sale prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system on the date in question or, if such date is not a business day, on the next preceding business day.

        (h) "Option" shall mean an option granted under the Plan to an Eligible Director for the purchase of shares of Common Stock.

        (i)    "Optionee" shall mean the recipient and holder of an Option.

        As used herein, the singular shall include the plural and vice versa, and words used in any gender shall include all genders, unless the context shall give a clear meaning to the contrary.

3. Purpose of the Plan. The purpose of the Plan is to encourage the highest level of director performance by providing to Eligible Directors the opportunity to acquire a proprietary interest in the Company's success and progress through the purchase of Common Stock.

4.   Administration  of  the  Plan.  The  Plan  shall  be  administered  by  the
Administrator.  Subject  only  to  the  express  restrictions,  limitations  and directions of other provisions of the Plan, the Administrator shall have sole, absolute and full authority and power: (a) to interpret the Plan; (b) to establish, amend and rescind rules and regulations relating to the Plan; and (c) to do such other things and make such other determinations, decisions and interpretations as he deems necessary or advisable to carry out the purposes of the Plan and its orderly administration. All actions, determinations, decisions and interpretations taken and made by the Administrator shall be final and conclusively binding on all persons whomsoever.
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5. Stock  Subject to the Plan.  The  aggregate  number of shares of Common Stock which may be purchased by exercise of Options shall not exceed 675,000 (100,000 shares, as adjusted to date pursuant to Section 7), subject to adjustment as provided in Section 7. Accordingly, at any one time the total of the number of shares of Common Stock subject to outstanding Options and the number of shares of Common Stock purchased by exercise of Options shall not exceed 675,000, subject to such adjustment. If any Option expires or terminates without having been exercised in full, the unpurchased shares which were subject thereto, unless the term of the Plan has expired or it has been terminated, shall become available for grant of other Options. Shares purchased by exercise of Options may be authorized but unissued shares or issued shares held in treasury.

6. Grant of Options. Each Eligible Director shall receive an automatic Option grant on the date of the first meeting of the Board following each annual meeting of Stockholders of the Company. Beginning with the Board meeting following the February 11, 1997 annual meeting of Stockholders of the Company, the annual Option granted to each Eligible Director shall be for 12,000 shares of Common Stock. No Option shall be granted as provided for herein if the number of shares of Common Stock then remaining available for grant is insufficient for full grant of all Options to be granted on that date pursuant to the provisions of Section 5 and this Section 6.

7. Adjustment Provisions. In the event of any stock dividend, stock split, combination of shares or other change in respect of the Common Stock, (i) the aggregate number of shares of Common Stock then remaining available for grant of Options under the Plan and the number of shares of Common Stock then subject to each outstanding Option shall be adjusted in proportion to such change in issued shares, and (ii) the option price under each then outstanding Option shall be adjusted so that the total consideration payable to the Company upon exercise of such Option shall not be changed by reason of such change in the Common Stock. Notwithstanding the preceding sentence, the number of Option shares to be granted in any year to each Eligible Director shall be 12,000, and shall not be adjusted in accordance with this Section 7.

8. Term of Plan. The Plan shall remain in effect until terminated in accordance with the provisions of Section 15.

9. Option Price Under an Option. The option price for each share of Common Stock subject to an Option shall be 100% of its Market Value determined as of the date of its grant.

10. Exercise of Options. No Option shall be exercisable during the first 12 months from and including its date of grant or later than 10 years from its date of grant. On the date of each annual meeting of Stockholders following the grant of an Option, such Option shall become exercisable for 20% of the shares of Common Stock covered thereby, until the fifth annual meeting of Stockholders following the grant of the Option, at which time such Option shall become fully exercisable. The privilege shall be cumulative and, to the extent exercisable at any time, shall be exercisable in whole or in part.

        In the event of a tender offer or of an exchange offer (other than one made by the Company) for shares of Common Stock, all unexercised Options granted under the Plan shall, whether or not then exercisable, become exercisable during the 30-day period following the first purchase of shares of Common Stock pursuant to such tender offer or exchange offer, but not beyond the Option expiration date.
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        An Option  shall be  exercised by written  notice  thereof  given by the person entitled to exercise such Option to the Administrator. Said notice shall state the date of grant of the Option, the number of shares of Common Stock subject thereto and the number of shares of Common Stock with respect to which the Option is exercised. No such notice which is inconsistent with any provision of the option agreement or the Plan shall be effective. No such notice shall be effective unless and until the Company, in the person of the Administrator, is in receipt of full payment of the option price for the shares of Common Stock in respect of which the Option is exercised. No right (including, without limitation, the right to any dividend or to vote) with respect to such shares of Common Stock shall accrue until after the date of the stock certificate representing such shares.

        Payment of the option price may be made in cash, by delivery of whole shares of Common Stock equivalent in Market Value to the option price on the date that the written notice of exercise is delivered by the Optionee or partly in cash and partly in whole shares of Common Stock.

11. Nontransferability. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or under the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by such Optionee.

12. Termination of Directorship. If an Optionee ceases to be a director of the Company for any reason other than his death, each Option then held by him shall be exercisable by him within a period of five years following the date he ceased to be a director. The Option will continue to vest within such five-year period as if the Optionee had continued to be a director. In the event the Optionee dies during such five-year period, each Option then held by him shall be exercisable by the legal representative of his estate, or by the person taking under him by will or under the laws of descent and distribution, within the time remaining in the five-year period or within a period of 12 months following the date of death, whichever is longer, but only to the extent that such Option was exercisable by the Optionee immediately prior to his death. In the event an Optionee ceases to be a director by reason of his death, each Option then held by him shall be exercisable by the legal representative of his estate, or by the person taking under him by will or under the laws of descent and distribution, within a period of 12 months following the date of death but only to the extent that such Option was exercisable by the Optionee immediately prior to his death.

13. Option Agreements. Each Option shall be evidenced by a written option agreement signed by the Optionee and, on behalf of the company, by the Administrator. The form of the option agreement shall be as provided by the Administrator. Each option agreement by its own express terms shall set forth:
(i) the name of the Optionee, (ii) the date of the grant of the Option, (iii) the number of shares of Common Stock subject thereto, and (iv) the option price per share of Common Stock. Each option agreement shall otherwise set forth the provisions of the Plan or incorporate the same therein by reference.
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14. Conditions Upon Issuance of Shares.  The Company shall have no obligation to sell, issue or deliver any shares of Common Stock pursuant to any Option or the exercise thereof if, in the opinion of counsel for the Company, the sale, issuance or delivery of such shares of Common Stock would be in violation of any provision of the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended; any regulation or rule promulgated under either of said acts; any regulation, rule or requirement of any stock exchange upon which shares of Common Stock may then be listed; or any other law, regulation, rule or requirement whatever which, in the opinion of said counsel, may be applicable. In such circumstances, the Company shall be without liability for the non-sale, non-issuance and non-delivery of such shares, except for the return of any payment of the option price for such shares made by the Optionee, or any person standing in his stead, to the Company. Without assumption of or exposure to liability for failure of accomplishment of the purpose, the Company nonetheless commits itself to a standard of reasonable care and effort for the avoidance or cure of any obstacle to the sale, issuance and delivery of shares hereunder. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant in writing at the time of such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares, and may require that shares delivered upon exercise of an Option bear an appropriate restrictive legend.

15. Suspension, Termination, Modification, and Amendment. Subject to the last sentence of this Section 15, the Board shall have the power to suspend, terminate, revise or amend the Plan, provided that suspension, termination, revision or amendment shall be without effect on any Option previously granted and then outstanding; and further provided that, except with the approval of Stockholders, the Board may not increase the maximum number of shares of Common Stock subject to the Plan (except with respect to adjustments under Section 7); change any provision as to the class of persons to whom Options may be granted or the number of shares for which Options are to be granted to any person; reduce the minimum option price for an Option below 100% of the Market Value of the Common Stock subject thereto on the date of grant; increase the period for exercising any Option beyond ten years from the date of grant; or change provisions relating to the exercise of Options set forth in Section 10. Notwithstanding anything to the contrary in this Section 15, the terms of this Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.